Exhibit 99.1

News Release

IPSCO AND NS GROUP JOINTLY ANNOUNCE EXPIRATION

OF HART-SCOTT-RODINO WAITING PERIOD

[Lisle, Illinois and Newport, Kentucky] [October 17, 2006] -- IPSCO Inc. (NYSE/TSX:IPS) and NS Group, Inc. (NYSE:NSS) jointly announced today the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, in connection with the proposed merger of NS Group with a wholly-owned subsidiary of IPSCO Inc.

The expiration of the Hart-Scott-Rodino waiting period satisfies one of the conditions to IPSCO’s acquisition of NS Group. Consummation of the merger, which is expected to occur in the fourth quarter of 2006, remains subject to other customary closing conditions, including approval of the merger by NS Group’s shareholders.

IPSCO, traded as IPS on both the New York Stock Exchange and Toronto Stock Exchange, operates steel mills at three locations and pipe mills at six locations in the United States and Canada. IPSCO is a low cost North American steel producer, and has a combined annual steel making capacity of 3,500,000 tons. The Company's tubular facilities produce a wide range of tubular products including oil and gas well casing and tubing, line pipe, standard pipe and hollow structurals. Steel can also be further processed at IPSCO's five temper leveling or coil processing facilities. For more information about IPSCO, log on to www.ipsco.com.

NS Group is a leading producer of tubular products serving the energy industry and certain industrial markets. NS Group manufactures and markets seamless and welded tubular steel products used in the drilling, exploration and transmission of oil and natural gas and operates a steel manufacturing facility that produces billets as feedstock for its seamless products. NS Group also manufactures premium connections for oil and gas drilling and production under its Ultra product brand name. NS Group trades on the NYSE under the symbol NSS. For more information about NS Group, log on to www.nsgrouponline.com.

This press release contains forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “believe”, “expect”, “will”, “can” and other expressions that are predictions of or indicate future events, trends or prospects and which do not relate to historical matters identify forward-looking statements. Although IPSCO and NS Group believe that the anticipated future results, performance or achievements expressed or implied by the forward-looking statements and information are based upon reasonable assumptions and expectations, the reader should not place undue reliance on forward-looking statements and information because they involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of either company to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements and information. Factors that could cause actual results to differ materially from those contemplated or implied by forward-looking statements include: weather conditions affecting the oil patch; drilling rig availability; demand for oil and gas; supply, demand and price for scrap metal and other raw materials; supply, demand and price for electricity and natural gas; demand and prices for products produced by either company; general economic conditions; a significant change in the timing of, or the imposition of any governmental conditions to, the closing of the transaction; the extent and timing of our ability to obtain revenue enhancements and cost savings following the transaction; and changes in financial markets. These and other factors are outlined in each company’s regulatory filings with the Securities and Exchange Commission and Canadian securities regulators (as applicable), including those in each company’s 2005 Form 10-K, and its MD&A, particularly as discussed under their respective headings "Business Risks and Uncertainties” and “Risk Factors”. The companies undertake no obligation to publicly update or revise any forward-looking statements or information, whether as a result of new information, future events or otherwise.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the solicitation of proxies by NS Group with respect to the meeting of its shareholders to be called with respect to the proposed merger of NS Group with PI Acquisition Company, a wholly owned subsidiary of IPSCO Inc., NS Group filed a preliminary proxy statement with the United States Securities and Exchange Commission (the “SEC”) on September 26, 2006. NS Group also intends to file a definitive proxy statement and related materials concerning the transaction with the SEC and furnish the definitive proxy statement to NS Group’s shareholders. Shareholders of NS Group are advised to read the proxy statement when it is finalized and distributed to shareholders because it will contain important information. Shareholders of NS Group will be able to obtain a free-of-charge copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s web site at http://www.sec.gov. Shareholders of NS Group will also be able to obtain a free-of-charge copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to NS Group, Inc., 530 West Ninth Street, Newport, Kentucky 41071, Attention: Linda A. Pleiman, Director of Investor Relations and Corporate Communication, Telephone: (859) 292-6809, or from NS Group’s website, www.nsgrouponline.com.

Participants in the Solicitation

NS Group and certain of its directors and executive officers may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies from its shareholders in connection with the proposed merger. Information concerning the interests of the persons who may be considered “participants” in the solicitation will be set forth in NS Group’s proxy statement relating to the merger. Additional information concerning NS Group’s directors and executive officers is set forth in NS Group’s proxy statements and annual reports on Form 10-K (including any amendments thereto), previously filed with the SEC.

IPSCO Company Contact:

Tom Filstrup, Director, Investor Relations

(630) 810-4772

tfilstrup@ipsco.com

NS Group Company Contact:

Linda A. Pleiman, Director of Investor Relations and Corporate Communications

(859) 292-6814

lpleiman@nsgrouponline.com

Release #06-22

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